UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2021

J.JILL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38026 (Commission File Number)	45-1459825 (I.R.S. Employer Identification No.)

4 Batterymarch Park

Quincy, MA 02169

(Address of principal executive offices) (Zip Code)

(617) 376-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	JILL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01	Changes in Registrant’s Certifying Accountant.
(a)	Dismissal of Independent Registered Public Accounting Firm

On April 14, 2021, the Audit Committee (the “Committee”) of the Board of Directors of J.Jill, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

The reports of PwC on the Company’s financial statements for the fiscal years ended January 30, 2021 and February 1, 2020 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle, except for the explanatory paragraphs included in the reports of PwC on the Company’s financial statements as of and for the fiscal years ended January 30, 2021 and February 1, 2020 which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company’s revenues, results of operations and cash flows were materially adversely impacted as a result of COVID-19.

During the fiscal years ended January 30, 2021 and February 1, 2020, and in the subsequent interim period through April 14, 2021: (i) the Company has not had any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such periods; and (ii) there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the control activities environment component of internal control as the Company did not appropriately design and maintain controls related to the accounting for goodwill and tradename impairment which was identified as of February 1, 2020 and subsequently remediated as of December 11, 2020.

The Company provided PwC with a copy of the foregoing disclosures and requested that PwC furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of PwC’s letter, dated April 20, 2021, is included herewith as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Engagement of New Independent Registered Public Accounting Firm

On April 14, 2021 the Committee approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022, and on April 19, 2021, the Company retained Grant Thornton, to audit the Company’s consolidated financial statements for the fiscal year ending January 29, 2022.

During the fiscal years ended January 30, 2021 and February 1, 2020, and during the subsequent interim period through April 14, 2021, neither the Company, nor anyone acting on its behalf, has consulted Grant Thornton with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and Grant Thornton did not provide either a written report or oral advice to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) (a) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or (b) a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

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Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
16.1	Letter of PricewaterhouseCoopers LLP, dated April 20, 2021, to the Securities and Exchange Commission, regarding statements included in this Current Report on Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2021

J.JILL, INC.

By:	/s/ Mark Webb
Name:	Mark Webb
Title:	Executive Vice President and Chief Financial Officer

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